SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                 -------------------------------------------


                                   FORM 8-K


                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934



                     Date of Report (Date of earliest event
                                   reported):

                                 May 2, 2000


                        THERMO INSTRUMENT SYSTEMS INC.
               (Exact Name of Registrant as Specified in Charter)


Delaware                            1-9786                        04-2925809
(State or Other               (Commission File                  (I.R.S. Employer
Jurisdiction of                    Number)                   Identification No.)
Incorporation)


81 Wyman Street, P.O. Box 9046
Waltham, MA                                                           02454-9046
(Address of Principal Executive Offices)                              (Zip Code)


             Registrant's telephone number, including area code:
                                (781) 622-1000

      This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in Exhibit 13 to Thermo Instrument Systems Inc.'s annual report on Form 10-K for the year ended January 1, 2000. These include risks and uncertainties relating to: the Registrant's growth, acquisition strategy, product development and technological change, competition, protection of intellectual property rights, international operations, possible changes in governmental regulations, capital spending and government funding policies, and the Registrant's cash management arrangement with Thermo Electron Corporation.

Item 5.     Other Events

      On May 2, 2000, the Registrant issued a press release,  attached hereto as
Exhibit 99, regarding its financial results for the quarter ended April 1, 2000.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a)   Financial Statements of Business Acquired: not applicable

      (b)   Pro Forma Financial Information: not applicable

      (c)   Exhibits:

            99 - Press Release dated May 2, 2000

                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 2nd day of May, 2000.



                                        THERMO INSTRUMENT SYSTEMS INC.



                                        By:  /s/ Theo Melas-Kyriazi
                                             -------------------------------
                                             Theo Melas-Kyriazi
                                             Chief Financial Officer

                                                                      Exhibit 99

               Thermo Instrument Systems Reports First Quarter Results

WALTHAM, Mass., May 2, 2000 - Thermo Instrument Systems Inc. (ASE-THI), a Thermo Electron company, today reported that revenues for the quarter ended April 1, 2000, were $521.1 million, compared with $463.6 million in 1999. Diluted earnings per share were unchanged at $.15. Excluding restructuring and unusual charges, diluted earnings per share were $.16 in 2000 versus $.17 in the year-ago quarter. The late February 1999 acquisition of Spectra-Physics AB also affected diluted EPS. Excluding the results of Spectra-Physics, diluted earnings per share would have been $.17 in the first quarter of 2000, compared with $.15 a year ago.

      "I am extremely pleased with the progress we have made since Thermo Electron announced in January its plan to focus on measurement and detection instrumentation," said Earl R. Lewis, president and chief executive officer of Thermo Instrument Systems. "Managing our businesses under a new structure has enabled us to align companies to better serve customers, join R&D efforts, and streamline sales, distribution, and marketing. In the future, we will be able to allocate our resources more effectively to take advantage of high-growth market conditions.

      "In addition, I am pleased to report internal revenue growth of 5 percent excluding acquisitions, dispositions, and the effects of currency translation after several quarters of principally acquired growth," said Mr. Lewis. "We also recorded significant orders growth in the first quarter - up 15 percent overall and 7 percent without acquisitions, dispositions, and the effects of currency translation. Without these same factors, our Optical Technologies sector saw orders growth of 16 percent thanks to demand for core analytical and telecommunications products. Within our Measurement and Control sector, two businesses that had been affected by slowed capital spending - particularly in the raw and finished materials and oil and gas industries - recorded orders growth of 14 percent and 13 percent on a same-store basis.

      "I'd like to mention a few first quarter highlights from each of our three sectors," Mr. Lewis continued. "Our Life Sciences sector has been focused on establishing partnerships to increase the marketability of our products and leverage more value from our research and intellectual property. For example, we granted Abbott Laboratories a non-exclusive license to develop test kits for the detection of Chlamydia pneumoniae, a bacterium being studied in association with heart disease, under certain European patents we hold. We have also partnered with Beckman Coulter, Inc. to introduce the first fully integrated capillary electrophoresis-mass spectrometry system. We combined Beckman Coulter's market-leading CE system, used to separate a sample, with our LCQ(TM) Duo, the leading benchtop ion trap mass spectrometer, which identifies and quantifies specific molecules within the sample. Linked by our Xcalibur(TM) software, this product integrates leading analytical technologies for faster, easier-to-perform drug discovery experiments. This product received the Silver Award in recognition of Best New Products among 1,280 exhibitors at the analytical instrument industry's premier trade show, the Pittsburgh Conference, in March. Finally, seven Thermo Instrument products, from among thousands of products introduced at Pittcon, were profiled in Instrument Business Outlook, an industry journal, for their technology, innovation, and attractiveness to the end-user.

      "Our Optical Technologies sector has again demonstrated the strength of its market-leading molecular beam epitaxy (MBE) systems with multiple orders from RF Micro Devices and Alcatel for our V100 MBE systems. RFMD, which has several of our MBE systems, will use additional units in a second epiwafer fabrication plant being built to keep up with the continuing strong demand from telecommunications handset providers. The integrated circuits produced in our MBE systems become the heart of the cell phone. The Alcatel order represents a milestone for us, as they will be using the V100 to make laser diodes for fiber-optic telecommunications applications. This is a confirmation of our efforts to expand the uses of MBE technologies into areas that currently use metalorganic chemical vapor deposition technologies (MOCVD).

      "Finally, in our Measurement and Control sector, we are happy to reiterate internal order growth of 14 percent and 13 percent for our process optimization and process control businesses. Growth in overall orders for this sector was 23 percent and 7 percent on a same-store basis. Measurement and Control is working to integrate its products and technologies, when it makes sense, to better serve customers across the broad markets it addresses."

  Thermo Instrument Systems Inc. is a global technology company serving multiple markets, including the life sciences, telecommunications, food and beverage, chemical, and oil and gas industries, with instrumentation, information-management software, and worldwide service for a range of applications. Our products help scientists make the discoveries that will fight disease and prolong life. They increase the speed and quality of communications. And they provide knowledge about the quality of materials used in manufacturing, improve the manufacturing process, and protect the environment. More information is available on the Internet at http://www.thermo.com/subsid/thi1.html.

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in Exhibit 13 to the company's annual report on Form 10-K for the year ended January 1, 2000. These include risks and uncertainties relating to: acquisition and growth strategies, reorganization strategy, competition and technological change, intellectual property rights and litigation, dependence on certain key industries and international operations, possible changes in governmental regulations, changes in both capital spending by commercial customers and government spending policies, and the company's cash management arrangement with Thermo Electron.

                                     -more-


-------------------------------------------------------------------------------------
Consolidated Statement of Income (unaudited)                 Three Months Ended
-------------------------------------------------------------------------------------
(In thousands except per share amounts)                April 1, 2000    April 3, 1999

Revenues                                                  $ 521,086        $ 463,579
                                                          ---------        ---------
Costs and Operating Expenses:
  Cost of revenues                                          276,202          252,123
  Selling, general, and administrative expenses             150,737          130,444
  Research and development expenses                          44,842           34,193
  Restructuring costs and other unusual income, net         (12,477)           1,243
                                                          ---------        ---------
                                                            459,304          418,003

Operating Income                                             61,782           45,576
Interest Income                                               5,906            6,326
Interest Expense                                            (12,583)         (12,185)
Equity in Losses of Unconsolidated Subsidiaries             (13,402)               -
Other Income (Expense), Net                                   1,567            (570)
                                                          ---------        ---------
Income Before Provision for Income Taxes and
  Minority Interest                                          43,270           39,147
Provision for Income Taxes                                   19,482           16,008
Minority Interest Expense                                     4,456            4,254
                                                          ---------        ---------
Net Income                                                $  19,332        $  18,885
                                                          =========        =========
Earnings per Share:
  Basic                                                   $     .16        $     .16
                                                          =========        =========
  Diluted                                                 $     .15        $     .15
                                                          =========        =========
Weighted Average Shares:
  Basic                                                     124,462          119,302
                                                          =========        =========
  Diluted                                                   130,225          131,088
                                                          =========        =========
